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                                                                   Exhibit 2(b)

                               THE COVENTRY GROUP

             Establishment and Designation of three Series of Shares
                of Beneficial Interest, Par Value $0.01 Per Share



         RESOLVED, that pursuant to Section 5.11 of the Declaration of Trust of The Coventry Group (the "Trust") dated January 8, 1992, ("Declaration"), three separate series of the shares of beneficial interest of the Trust shall hereby be established, relating to the Trust's new investment portfolios (the "Funds"); and

         FURTHER RESOLVED, that pursuant to Section 5.13 of the Declaration, each Fund shall have two classes of shares (each, a "Class"); and

         FURTHER RESOLVED, that the Funds and Classes shall have the following designations and Shares of a Fund or Class shall have the following special and relative rights:

         1. The Funds shall be designated "Stewardship Aggressive Growth Fund," "Stewardship Moderate Growth Fund" and "Stewardship Conservative Growth Fund."

         2. Each Fund shall have two Classes, designated Class A and Class B.

         3. The Funds shall be authorized to invest in cash, securities, instruments and other property as from time to time described in each Fund's then currently effective prospectus and registration statement under the Securities Act of 1933. Each share of beneficial interest ("Share") of a Fund shall be redeemable. Except for matters that are voted separately by Class, each Share of a Fund shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of a Fund shall be entitled to vote. Subject to paragraph 4, each Share of a Fund shall represent a pro rata beneficial interest in the assets allocated to a Fund and shall be subject to a pro rata share of expenses allocated to the Fund; and, subject to paragraph 4, shall be entitled to receive its pro rata share of net assets of the Fund upon liquidation of the Fund, all as provided in the Declaration or in accordance with applicable law, regulation or regulatory policy.

         4. Shares of each Class of each Fund shall be entitled to one vote (or fraction thereof in respect of a fractional Share) on matters on which Shares of the Class of a Fund shall be entitled to vote, shall represent a pro rata beneficial interest in the assets allocated to a Fund subject to such expenses as are allocated to the Class, and shall be entitled to receive its pro rata share of net assets of the Class of the Fund upon liquidation of the Fund, all as provided in the Declaration or in accordance with applicable law, regulation or regulatory policy.

         5. Each Share of each Fund and Class shall have the voting rights provided to shareholders in the Declaration and shall vote with shareholders of other series of the Trust with respect to matters affecting the Trust generally. With respect to matters concerning the Funds (but not shareholders of other series of the Trust), Shares of all Funds and Classes shall vote as a group, except that a Fund shall vote separately as a group on any matter to the extent required by

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the Declaration or applicable law, regulation or regulatory policy or when the matter affects only that Fund or affects that Fund in a manner that is different form other Funds; provided that a Class shall vote separately as a group on a matter to the extent required by the Declaration, applicable law, regulation or regulatory policy or when the matter affects only that Class or affects that Class in a manner that is different from other Classes. In each case of separate voting, the Trustees shall determine whether, for the matter to be effectively acted upon in accordance with the Declaration, or applicable law, rule or regulatory policy, as applicable, as to the Funds, a Fund or Class, the applicable percentage (as specified in the Declaration, or the Act and the rules thereunder) of the shares of that Fund or Class alone must be voted in favor of the matter, or whether the required favorable vote of such applicable percentage of the shares must include share of other Funds and/or Classes and/or other series of the Trust, as well.

         6. The assets and liabilities of the Trust shall be allocated among the Funds and Classes as set forth in Sections 5.11 and 5.13 of the Declaration; except that costs of establishing the Funds and of the registration and public offering of the Funds' Shares shall be amortized for the Funds over the period beginning on the date such costs become payable and ending sixty months thereafter.

         7. The Trustees shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of the Funds and Classes hereby created, or to otherwise change the special and relative rights of each such Fund and Class, provided that such change shall not adversely affect the rights of the Shareholders of any such Fund or Class.

         IN WITNESS WHEREOF, the undersigned have executed this instrument this ____ day of __________, 1998.


                                          /s/ Walter B. Grimm
                                          ------------------------------
                                          Walter B. Grimm


                                          /s/ Nancy E. Converse
                                          ------------------------------
                                          Nancy E. Converse


                                          /s/ Maurice G. Stark
                                          ------------------------------
                                          Maurice G. Stark


                                          /s/ Michael M. Van Buskirk
                                          ------------------------------
                                          Michael M. Van Buskirk


                                          /s/ Chalmers P. Wylie
                                          ------------------------------
                                          Chalmers P. Wylie

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